UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 29, 2009

DELMARVA POWER & LIGHT COMPANY
(Exact name of registrant as specified in its charter)

Delaware and Virginia	001-01405	51-0084283
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 King Street, P.O. Box 231, Wilmington, DE	19899
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(202) 872-2000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Delmarva Power & Light Company
Form 8-K

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On September 29, 2009, Delmarva Power & Light Company (the “Company”) issued three series of first mortgage bonds in an aggregate principal amount of $165,500,000 solely to collateralize its reimbursement obligations relating to previously issued debt securities, as further described below.  Because the Collateral Bonds were issued solely as collateral, the issuance of the Collateral Bonds has not increased the outstanding debt of the Company, and there were no cash proceeds from the issuance.

The three series of first mortgage bonds consist of the following: (a) $34,500,000 in aggregate principal amount of First Mortgage Bonds, Series 2001C Collateral Bonds due May 1, 2026 (the “Series 2001C Collateral Bonds”) were issued to Ambac Assurance Corporation (“Ambac”); (b) $31,000,000 in aggregate principal amount of First Mortgage Bonds, Series 2002B Collateral Bonds due February 1, 2019 (the “Series 2002B Collateral Bonds”) were issued to Ambac; and (c) $100,000,000 in aggregate principal amount of First Mortgage Bonds, 5.22% Collateral Bonds due December 30, 2016 (the “5.22% Collateral Bonds”, and together with the Series 2001C Collateral Bonds and the Series 2002B Collateral Bonds, the “Collateral Bonds”) were issued to National Public Finance Guarantee Corporation, as agent for MBIA Insurance Corporation (“MBIA”).

On May 11, 2001 and May 30, 2002, the Company completed tax-exempt bond financings in which The Delaware Economic Development Authority (“DEDA”) issued and sold $34,500,000 in aggregate principal amount of Pollution Control Refunding Revenue Bonds (Delmarva Power & Light Company Project) Series 2001C due May 1, 2026 (the “Series 2001C Tax-Exempt Bonds”) and $31,000,000 in aggregate principal amount of Pollution Control Refunding Revenue Bonds (Delmarva Power & Light Company Project) Series 2002B due February 1, 2019 (the “Series 2002B Tax-Exempt Bonds” and together with the Series 2001C Tax-Exempt Bonds, the “Tax-Exempt Bonds”), respectively.  The proceeds from each issuance of Tax-Exempt Bonds were loaned by DEDA to the Company pursuant to a corresponding loan agreement between DEDA and the Company (collectively, the “Loan Agreements”).  The Company’s regularly scheduled payments of principal and interest under the Loan Agreements, which correspond to the scheduled payments of principal and interest of DEDA on the Tax-Exempt Bonds, are insured under financial guarantee insurance policies issued by Ambac pursuant to an insurance agreement between the Company and Ambac with respect to each series of Tax-Exempt Bonds.

On December 20, 2006, the Company issued and sold $100,000,000 in aggregate principal amount of 5.22% Notes due December 30, 2016 (the “5.22% Notes” and together with the Tax-Exempt Bonds, the “Debt Securities”).  The regularly scheduled payments of principal and interest on the 5.22% Notes are insured by a financial guaranty insurance policy issued by MBIA pursuant to an insurance agreement between the Company and MBIA.

Delmarva Power & Light Company
Form 8-K

The Company issued the Collateral Bonds to secure its reimbursement obligations under the insurance agreement relating to each series of Debt Securities in accordance with a negative pledge provision set forth in each insurance agreement.  Each series of Collateral Bonds (i) bears interest at a per annum rate equal to the rate of the corresponding series of Debt Securities, (ii) has a maturity date, interest payment dates and redemption provisions that are identical to the same provisions of the corresponding series of Debt Securities, and (iii) in all other material respects conforms as nearly as practicable to the terms of the corresponding series of Debt Securities.  Upon the repayment of the Debt Securities, the related series of Collateral Bonds will be cancelled.

The Collateral Bonds were issued under the Mortgage and Deed of Trust, dated October 1, 1943, between the Company and The Bank of New York Mellon (formerly known as The New York Trust Company), as trustee, as amended and supplemented, including pursuant to the One Hundred and Fifth Supplemental Indenture, dated as of September 22, 2009 (the “Supplemental Indenture”), relating to the creation and issuance of the Collateral Bonds.  The forms of Bonds are filed herewith as Exhibits 4.1, 4.2 and 4.3, and the Supplemental Indenture is filed herewith as Exhibit 4.4.

The Collateral Bonds were offered and sold without registration under the Securities Act of 1933, as amended, in reliance on the exemption afforded by Section 4(2) of said Act.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits
The following exhibits are furnished herewith:
Exhibit No.	Description of Exhibit
4.1	Form of First Mortgage Bond, Series 2001C Collateral Bonds due May 1, 2026 (included in Exhibit 4.4)
4.2	Form of First Mortgage Bond, Series 2002B Collateral Bonds due February 1, 2019 (included in Exhibit 4.4)
4.3	Form of First Mortgage Bond, 5.22% Collateral Bonds due December 30, 2016 (included in Exhibit 4.4)
4.4	One Hundred and Fifth Supplemental Indenture, dated as of September 22, 2009, between the Company and The Bank of New York Mellon, as successor trustee

Delmarva Power & Light Company
Form 8-K

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELMARVA POWER & LIGHT COMPANY
Date:	October 1, 2009	/s/ A. J. KAMERICK
Name: Anthony J. Kamerick Title: Senior Vice President and Chief Financial Officer